Exhibit 99.1

Third Quarter 2005 Earnings

Cautionary Statement

A number of statements (i) in our presentations, (ii) in the accompanying slides and (iii) in the responses to your questions are “forward-looking statements”. These statements relate to, among other things, the Corporation’s future financial results, including future revenue, expenses and earnings, seasonality factors, the use of excess capital, anticipated fourth quarter 2005 net interest revenue, asset management revenue sensitivity, interest rate sensitivity analysis, the expected tax rate, as well as the Corporation’s overall plans, strategies, goals, objectives, expectations, estimates and intentions, and are based on assumptions that involve risks and uncertainties and that are subject to change based on various important factors (some of which are beyond the Corporation’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, changes in political and economic conditions; changes in the relevant benchmark to measure changes in investment management fees; equity, fixed-income and foreign exchange market fluctuations; changes in the mix of assets under management; the effects of the adoption of new accounting standards; corporate and personal customers’ bankruptcies; operational risk; inflation; technological change; success in the timely development of new products and services; competitive product and pricing pressures within the Corporation’s markets; consumer spending and savings habits; interest rate fluctuations; monetary fluctuations; acquisitions and integrations of acquired businesses; changes in law; changes in fiscal, monetary, regulatory, trade and tax policies and laws; success in gaining regulatory approvals when required; the effects of recent and any further terroristic acts and the results of the war on terrorism; as well as other risks and uncertainties detailed from time to time in the filings of the Corporation with the Securities and Exchange Commission. Such forward-looking statements speak only as of October 18, 2005, and the Corporation undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

Non-GAAP Measures: In this presentation we will discuss some non-GAAP measures in detailing our Company’s performance. The reconciliation of those measures to the most comparable GAAP measures is included in the actual presentation, in the related earnings press release or contained in the appendix of this presentation. 1

The contents of this conference call and webcast, and any related material, is the property and copyright of Mellon Financial Corporation. This conference call and webcast may not be reproduced, recorded, broadcast, disseminated, published, sold or otherwise used for public or commercial purposes, without the express written consent of Mellon and the relevant information providers. The archived version of this conference call and related series of graphics will be available on our website (mellon.com) until Tuesday November 1, 2005 at 5 p.m. EST.

The following discussion contains statements that are considered forward-looking statements. Actual results may differ materially from those expressed or implied due to a variety of factors that are described in our Annual Report on Form 10-K for the year-ended December 31, 2004 and in the slides that accompany the web cast version of this presentation. These forward-looking statements speak only as of October 18, 2005, and Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

Participating in this afternoon’s call are Marty McGuinn, Mellon’s Chairman and Chief Executive Officer; Steve Elliott, Mellon’s Senior Vice Chairman and Mike Bryson Mellon’s Chief Financial Officer. Now for a review of our third quarter results, I would like to turn the call over to Marty McGuinn

3rd Quarter 2005 Highlights

Continuing Operations fully diluted EPS of $.47

20% fee revenue growth 3Q05 vs. 3Q04

4% (unannualized) fee revenue growth 3Q05 vs. 2Q05

Continuing Operations return on common equity of 19% Capital Management

Quarterly dividend 11% higher than 3Q04 Tangible shareholder equity ratio of 5.08% 1.3 million shares repurchased during 3Q

Board of Directors approved new 25 million share repurchase program

Seventh repurchase program since 1999 for a total of 170 million shares 2 million shares repurchased on 10/6/05

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I am pleased to report that Mellon earned 47 cents a share from continuing operations in the third quarter of 2005.

These results, which exceeded market expectations for the second quarter in a row, were driven by continued strong growth in our Asset Management and Asset Servicing businesses. Fee revenue increased 20% compared to the third quarter in 2004, and sequentially fee revenue grew at a 4% unannualized rate.

The third quarter results included a provision expense, associated with regional aircraft leases, that was essentially offset by the favorable resolution of certain state income tax issues.

We continue to aggressively manage our capital to enhance shareholder returns.

•	Return on common equity was strong at 19%.

•	Our quarterly dividend is 11% higher than last year, resulting in a payout ratio for the quarter of approximately 43%.

•	We ended the quarter with a tangible common equity ratio of 5.08% compared to 5.33% at June 30, 2005, reflecting a larger balance sheet and higher unrealized mark-to-market losses in our securities available for sale portfolio. The third quarter ratio is slightly higher than our target of 4.25-4.75%.

•	During the quarter we repurchased 1.3 million shares and earlier this month repurchased a further 2 million shares. This keeps us on pace for the 2005 share repurchases that we outlined at our Investor Conference in May.

Asset Management Highlights

Record level of AUM of $766B Net flows of $15B in 3Q05

MIAM – long term flows of $10B

Dreyfus – institutional money market flows of $4B, $12B year-to-date

Strong investment performance continues

Investment management fee revenue increased 26% vs. 3Q04

Performance fees totaled $41MM in 3Q05

MIAM signs letter of intent to form asset management JV with WestLB

Enhances distribution capabilities in German and French markets Deepens European fixed income / equity product capabilities

Private Wealth Management

Investment management fees increased 12% vs. 3Q04

Acquisition of City Capital, an Atlanta-based high net worth investment manager

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In the third quarter our Asset Management and Asset Servicing businesses represented 77% of our third quarter revenue and 84% of our pretax earnings.

Our Asset Management businesses ended the third quarter with a record level of Assets under Management of $766 billion, an increase of 14% compared to the prior year and compares to growth in the S&P 500 of 10% - we believe an impressive performance based upon our balanced mix of equities, fixed income and cash.

Net asset flows totaled $15B in the third quarter of 2005 and compares very favorably to net outflows of $12B in the third quarter of 2004 and net inflows of $8B in the second quarter of 2005. Long term flows of $9B in the third quarter represents one of our strongest quarters for net asset flows in equity and fixed income products.

We continued to enjoy excellent organic growth in institutional money markets with $4B of net flows generated during the quarter, bringing the total through September 30th to $12B. The institutional money market flows were tempered somewhat in the later part of September as both Dreyfus and the broader industry experienced outflows in this asset class. We believe the fundamentals for institutional money market flows remain positive however, and the trend early in the fourth quarter supports this outlook.

Investment management fees rose 26% compared to the third quarter of 2004 - reflecting the impact of market appreciation, organic growth, higher performance fees as well as acquisitions. Excluding acquisitions, investment management fees rose 22% over the same time period.

Duplicate slide – speaking notes only

Asset	Management Highlights
Record	level of AUM of $766B Net flows of $15B in 3Q05
MIAM	– long term flows of $10B
Dreyfus	– institutional money market flows of $4B, $12B year-to-date
Strong	investment performance continues
Investment	management fee revenue increased 26% vs. 3Q04
Performance	fees totaled $41MM in 3Q05
MIAM	signs letter of intent to form asset management JV with WestLB

Enhances distribution capabilities in German and French markets Deepens European fixed income / equity product capabilities

Private Wealth Management

Investment	management fees increased 12% vs. 3Q04

Acquisition of City Capital, an Atlanta-based high net worth investment manager

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The growth in performance fees principally reflects an increasing number of new client mandates that provide us with the opportunity to earn performance fees as well as continued strong institutional investment performance.

In September, we announced that we had signed a letter of intent with WestLB to form a joint venture with their asset management subsidiary which, as of June 30th, had approximately 40 billion Euros in AUM. Subject to successful completion of due diligence, we anticipate that the joint venture will be operational in the first quarter of 2006.

The jv represents another important step in expanding Mellon’s investment management business in Europe. The joint venture provides us with expanded distribution capabilities in Germany and France and enhanced European product capabilities for our existing client base.

Private Wealth Management continues to demonstrate strong results with Investment management fees increasing 12% compared to the third quarter of 2004.

In early October we announced that Private Wealth Management will acquire City Capital in Atlanta, with $800MM in client assets. This acquisition is expected to close in the 4th quarter of this year. Over the past two years we have grown our client assets in Atlanta by 50%, and together with City Capital our client assets will exceed $2B in this important growth market.

Asset Servicing Highlights

Record level of assets under custody / administration of / $3.8T Institutional trust and custody fees increased 34% vs. 3Q04 Net custody conversions of $181B

New custody wins of $55B

Acquired full ownership of Mellon Analytical Solutions

Leading global provider of performance analytics—$6T of assets under measurement

Increasing the proportion of business outside the US

ABN AMRO Mellon – opened office in Luxembourg

Continued to achieve top quality rankings

Asset Servicing—#1 ranking among large custodians in 2005 Global Custodian Survey

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We ended the third quarter with another record level of Assets under Custody and Administration - $3.8T, an increase of 27% compared to the third quarter of 2004.

Over this same period Institutional Trust and Custody fee revenue increased 34% driven by strong organic growth, improved market conditions, higher securities lending fees and the acquisitions of DPM and Mellon Analytical Solutions. Excluding acquisitions, fee revenue growth was 23%.

During the third quarter we converted $181B of new mandates (most of which had been won in the first half of 2005) including approximately $115 billion associated with the State of Florida Board of Administration.

We won an additional $55B in new mandates, bringing our year-to-date wins to approximately $290B in new client assets. The business won during the third quarter was spread across our key markets of North America and Europe.

In the third quarter ABN AMRO Mellon opened branch operations in Luxembourg as part of our effort to increase our penetration with European financial institutions.

Our technology and service levels continue to dominate the independent surveys of the large global custodians. Mellon was ranked number one among our peers in the Global Custodian Survey that was released during the third quarter. In 2005 Mellon was named the top ranked provider of global custody services relative to our peers in the R&M, Global Investor and Global Custodian surveys.

Results of Continuing Operations

Growth ($ millions) 3Q05 vs. 3Q04* Fee Revenue $173 20% $179 18% Net Interest Revenue 6 5% Operating Expense 146 20%

*	Growth rates are presented on a fully taxable equivalent basis
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A review of the trend in the growth of revenue and operating expenses in the 3rd quarter of 2005 compared to the 3rd quarter of 2004 shows that:

•	We enjoyed strong fee revenue growth based upon the organic growth of our Asset Management and Asset Servicing businesses.

•	The growth rate in total revenue was tempered somewhat by a slower growth rate in net interest revenue. Deposit growth from our processing and private wealth management businesses allowed us to increase the level of investment securities. However short-term market conditions such as the flattening of the yield curve and the related compression of spreads, together with changes in the deposit mix have constrained the growth in net interest revenue.

•	Operating expenses grew at a similar pace as the growth in fee revenue.

Now, let’s look more closely at the drivers of the growth in fee revenue and operating expenses.

Focusing on Growth Components

Q305 Fee Revenue Growth—Reported 20%

Acquisitions 4% Distribution fees/Transition Services Agreement/JV Pass-Thru Payments 4% Core Fee Revenue Growth 12%

Q305 Operating Expense Growth – Reported 20% Distribution fees/Stranded costs/JV Pass-Thru Payments 5% Acquisitions 4% Supplemental Investments 1% Core Expense Growth 10%

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The growth rates for fee revenue and operating expenses in the third quarter were impacted by the following:

•	Acquisitions, which are expected to have a positive impact on our results and drive operating leverage in future periods.

•	Distribution and service fees related to mutual funds, the Transition Services Agreement with ACS and joint venture pass-thru payments, none of which had an impact on the bottom line, but did impact the growth rates of both fee revenue and expenses.

•	As we noted in last quarter’s conference call, supplemental investments in Asset Management and Asset Servicing, designed to position us for future growth, increased the third quarter expense base.

Stripping away the items I just discussed, our core business generated fee revenue growth of 12%, in excess of the 10% growth in the core expense base.

Mellon is committed to delivering positive operating leverage through our sharpened focus on the growth opportunities in Asset Management and Asset Servicing.

Now I would like to ask Mike Bryson to continue the review of our third quarter results.

Expense Management

($ millions)

3Q05 Total Operating Expense $871 Adjustments Expense reclassifications (112) Performance fee incentives (14) Acquisition of Mellon Analytical Solutions (7) Growth Related (3)* Adjusted Total Operating Expense $735

Expected 3Q05 Base Operating Expense $733-736 -Before Growth and Performance Fee Incentives MEMO: Fee revenue growth 3Q05 vs. 2Q05* . $21

Note: The expense reclassifications relate to the reporting of distribution and servicing expense associated with mutual funds and joint venture pass-thru payments. See Page 7 of the press release for additional details. Fee revenue presented on a fully taxable equivalent basis and growth excludes the impact of performance fees. 7

Thank you Marty.

Operating expenses for the 3rd quarter of 2005 totaled $871 million.

In our July earnings call, we set our expected expense base for the 3rd quarter, before growth and performance fee related incentives, at a range of $733-$736 million.

Reconciling to that base, we had two reporting classification changes - the gross up of revenue and expenses for distribution and service fees related to mutual funds, and the pass-through of payments to our Asset Servicing joint ventures, neither of which had an impact on income, but did impact gross revenue and expenses by $112 million. I will discuss these changes in more detail in a minute.

As Marty noted earlier, our Institutional Asset Management sector continues to deliver excellent investment performance, which, together with an increasing number of performance based mandates, resulted in $41 million of performance fees in the quarter. The incentives related to those performance fees totaled approximately $14 million.

The acquisition of Mellon Analytical Solutions, previously a joint venture between Mellon and the Russell Investment Group, added approximately $7 million in expenses for the one month in which it was consolidated

That implies approximately $3 million of additional expenses in support of the $21 million linked quarter growth in fee revenue (excluding performance fees) to reconcile to the mid-point of our guidance range, demonstrating that management continues to remain focused on aligning revenue and expense trends.

Expense Management

($ millions)

3Q05 Total Operating Expense $871

Adjustments:

Performance fee incentives (14) Mellon Analytical Solutions Acquisition 15

Expected 4Q05 Base Operating Expense Before

Growth and Performance Fee Incentives $872

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In setting the base level of expenses for the fourth quarter we start with the level of third quarter expenses and adjust for performance fee incentives and the full quarter impact from the acquisition of Mellon Analytical Solutions.

This results in an anticipated base level of expenses for the fourth quarter of $872 million.

As we have noted in prior quarterly conference calls, this base is prior to expenses associated with growth in our businesses and the cost of incentives related to performance fees from Institutional Asset Management.

Net interest revenue…..

Net Interest Revenue

3rd	Qtr 2nd Qtr 1st Qtr
2005	2005 2005
Net	Interest Revenue (FTE) $123MM $133MM $121MM
Net	Interest Margin (FTE) 1.84% 2.07% 1.92%

2Q05 impacted positively by the cumulative effect of a client exercising their option to extend the term of an existing leveraged lease Average level of investment securities rose by $1.5B 3Q05 vs. 2Q05

Increases in floating and adjustable rate securities

Anticipate net interest revenue (FTE) to be approximately $123-127 million- in 4Q05

…. on a fully-taxable equivalent basis totaled $123 million for the 3rd quarter of 2005, at the bottom of our guidance range of $123-$127 million. As Marty noted earlier, our net interest revenue results reflect the impact of short-term market conditions such as the flattening of the yield curve and compression of spreads, combined with deposit mix changes.

When comparing to the 2nd quarter of 2005, please keep in mind that the higher level of net interest revenue in the 2nd quarter resulted primarily from the cumulative effect of a client exercising their option to extend the term of an existing leveraged lease.

At September 30, 2005 the Corporation remained essentially asset/liability neutral, reflecting our focus on minimizing interest rate risk in our investment portfolio by reinvesting prepayments as well as new monies in floating and adjustable rate securities.

As we have emphasized in the past, our balance sheet is driven by core deposits captured through our processing and private wealth businesses which are less price sensitive than purchased funds. Since the first quarter of 2004 the average Fed Funds rate has increased by 262 basis points compared to an increase of 159 basis points for our domestic interest-bearing deposit base. This lag helps insulate us against the impact of rising rates.

Assuming a continued, gradual and measured increase in interest rates, we would anticipate that net interest revenue, on a fully-taxable equivalent basis, should continue to be in the range of $123 to $127 million for the 4th quarter of 2005. We continue to expect to benefit over time from a higher interest rate environment.

Additional detail related to our securities available for sale portfolio is contained in the Appendix of this presentation.

Other

Completed re-positioning of the Dreyfus business model to focus principally on the distribution of mutual fund products

Combined the financials for Institutional Asset Management and Mutual Funds into a single reporting sector

Changes in revenue and expense classifications - no impact on reported pre-tax or after-tax income

Reported distribution and service fees received from mutual funds as well as the associated expenses consistent with the reporting practices of asset managers with significant mutual fund complexes.

Reported pass through amounts to the joint ventures as Other Expense (previously netted in Other Revenue)

Provision/NPA impacted by regional aircraft leases to a feeder airline forced into bankruptcy

Credit Quality remains excellent

Let me spend a moment discussing some reporting changes that became effective beginning in the 3rd quarter.

As previously disclosed, Dreyfus has been re-positioning its business model to focus principally on the distribution of mutual fund products, with the transfer of investment management for equity and taxable fixed income products to the investment subsidiaries of Institutional Asset Management. Effective July 1st, we completed this re-positioning, and as a result, have combined the financials of Institutional Asset Management and Dreyfus into a single sector named Institutional Asset Management & Mutual Funds.

In the third quarter, we changed our method of reporting distribution and service fees associated with mutual funds. Previously, the related distribution and servicing expense were netted against fee revenue. Distribution and service revenue and expense are now shown on a gross basis detailed in separate revenue and expense lines in our financials. Asset Management revenue represents over fifty percent of our consolidated revenue and this change is consistent with the reporting practices of other large asset managers with significant mutual fund complexes.

Duplicate for speaking notes only

Other

Completed re-positioning of the Dreyfus business model to focus principally— on the distribution of mutual fund products

Combined the financials for Institutional Asset Management and Mutual Funds into a single reporting sector

Changes in revenue and expense classifications— —no impact on reported pre-tax or after-tax income— —

Reported distribution and service fees received from mutual funds as well as the associated expenses consistent with the reporting practices of asset managers with significant mutual fund complexes. .

Reported pass through amounts to the joint ventures as Other Expense (previously netted in Other Revenue)

Provision/NPA	impacted by regional aircraft leases to a feeder airline forced into bankruptcy
Credit	Quality remains excellent

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In addition, we began to record revenue passed to joint ventures as Other Expense. Previously, these amounts were reported as a reduction of Other Revenue.

The reclassification of the distribution fees as well as and joint venture revenue pass-thru has no impact on income before taxes or net income, but reduces reported operating margins. All prior periods have been reclassified for these changes.

The credit provision of $12 million and increase in non-performing assets of $11 million both related to regional aircraft leases. The lessee, a profitable feeder airline, which filed for Chapter 11 bankruptcy protection along with its parent in the 3rd quarter of 2005.

The level of nonperforming loans as a proportion of loans and leases remains quite low at only 48 basis points and overall our credit quality remains excellent.

Other

Performance Fees—seasonality to positively impact 4Q05 vs. 3Q05

Related impact to incentive expense

Effective tax rate expected to be approximately 33% for 4Q05 Share Repurchases – re-affirm earlier guidance of FY05 average diluted shares of 419-420 million

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Let me take a moment now to provide an outlook for some other items that will impact our 4th quarter results.

Performance fees, which are included in investment management fee revenue, are traditionally highest in the 4th quarter, as the number and size of mandates eligible for performance fees during this quarter is generally higher than those mandates eligible for performance fees in other quarters of the year.

Our income tax provision is expected to be at a rate of approximately 33% for the fourth quarter of 2005.

As Marty noted earlier, our Board approved a new 25 million share repurchase authorization, as share repurchases remain an integral part of our overall capital management strategy. We are re-affirming our full year 2005 average diluted share guidance of between 419-420 million shares, originally disclosed at our May 2005 Investor Conference.

I would also like to remind you that detailed sector trends are now available on the Investor Relations portion of our website at mellon.com

Operator, that concludes our formal remarks, and you can now open the phone lines for questions.

Questions & Answers

Investor Relations Contacts

Steve Lackey (412) 234-5601

Andy Clark (412) 234-4633

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Appendix

Reconciliation of Reported Revenue and Expense

($ millions) Sept YTD 2005 Sept YTD 2004

Reported	Adj. Adjusted Reported Adj. . Adjusted
Fee	Revenue $3,188 ($197) $2,991 $2,762 ($93) $2,669
Gain	on Sales of Securities 1 — 1 8 — 8
Total	Non-Interest Revenue—$3,189 ($197) $2,992 $2,770 ($93) $2,677
Net	Interest Revenue 362 — 362 350 — 350
Loan	Loss Provision 14 — 14 (7) — (7)
NIR	after Provision $348 — $348 $357 — $357
Staff	Expense 1,300 — 1,300 1,141 — 1,141
Net	Occupancy Expense 177 (2) 175 192 (23) 169
Other	Expense 1,024 (13) 1,011 912 (20) 892
Total	Operating Expense $2,501 ($15) $2,486 $2,245 ($43) $2,202

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Asset Management

Revenue Sensitivity

A sustained (1 year) 100 point change in the S&P 500 Index, applied to our assets under management mix, results in an approximate change of $40-$50 million in investment management fees, which net of incentives approximates a $0.05-$0.06 per share impact.*

Revenue	Sensitivity
Asset	Management ($ millions) Billing Cycle
Institutional	Asset Mgmt & Mutual Funds
Institutional	Asset Management $20—$25 AUM—Qtr End
Mutual	Funds $12—$15 AUM—Daily
Private	Wealth Management $8—$10 AUM—Month End
45	Day Lag
$40—$50
*	Assumes no material change in the mix of assets under management

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Securities Available for Sale*

9/30/05	9/30/04
($billions)	Amortized Cost Avg. Yield Est. Avg. Repricing Life Amortized Cost Avg.Yield Est. Avg. Repricing Life
Fixed	rate
Mortgage-backed	$0.4 5.44% 5.3 $0.4 5.56% 4.9
Collateralized	mortgage obligation 3.4 4.50% 4.0 4.4 4.53% 3.8
U.S.	Treasury & agency . . 2.0 3.48% 1.3 1.9 3.06% 2.1
State	& political subdivisions 0.8 6.87% 15.7 0.7 7.03% 15.1
Corporate	0.1 5.02% 9.9 0.0 0.00% 0.0
Adjustable/floating	rate mortgage-backed
Floating	rate 6.9 4.21% 0.1 3.3 2.26% 0.1
Adjustable	rate 3.3 3.90% 1.7 1.7 3.37% 1.8
Total	$16.9 4.29% 2.3 $12.4 3.70% 2.9
Memo	–6/30/05: $15.6 4.07% 2.3
*	Preliminary

Notes: Average yields are weighted averages and are presented on an FTE basis using a 35% federal income tax rate. Estimated average repricing lives are in years. Estimated lives for mortgage-backed securities include the effect of estimated prepayments, while the estimated lives for U.S. Treasury & agency and states & political subdivisions securities are final maturities.

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